N E W S R E L E A S E
(For Immediate Release)

UNITEDHEALTH GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS

•Full Year Revenues of $257.1 Billion Grew $15.0 Billion or 6%, led by 21% at Optum
•Full Year and Fourth Quarter Net Earnings Per Share of $16.03 and $2.30
•Full Year and Fourth Quarter Adjusted Net Earnings Per Share of $16.88 and $2.52
•Results Reflect COVID-19 Impacts and Related Assistance Initiatives

MINNETONKA, Minn. (January 20, 2021) – Fundamental execution was strong across UnitedHealth Group (NYSE: UNH) in the fourth quarter and throughout the full year 2020, led by Optum and by UnitedHealthcare’s community and senior benefit businesses, even as the Company delivered expansive voluntary relief efforts for consumers, care providers and customers across the health system.

“I couldn’t be prouder of the more than 325,000 women and men of this enterprise for their role in advancing a higher performing health system during these times of unprecedented challenges” said David S. Wichmann, chief executive officer of UnitedHealth Group. “We are grateful for the human spirit and resolve of our people, including our 125,000 clinicians who, with other frontline health care workers, demonstrated extraordinary collaboration, compassion and innovation.”

The full year and fourth quarter results reflect continued strong performance, impacted by COVID-19 care costs, continued voluntary consumer and customer assistance initiatives and other pandemic-related factors. As expected, fourth quarter net earnings of $2.30 per share and adjusted earnings of $2.52 per share declined as care patterns normalized, while COVID-19 costs rose, and further rebate effects were recognized. The 2020 results were consistent with the outlook provided by the Company at its December 1st, 2020 Investor Conference.

The Company affirmed its recently issued full year earnings outlook for 2021, including net earnings of $16.90 to $17.40 per share and adjusted net earnings of $17.75 to $18.25 per share. As previously discussed, this outlook includes approximately $1.80 per share in potential net unfavorable impact to accommodate continuing COVID-19 effects, such as: testing and treatment costs; the residual impact of people deferring care in 2020; and unemployment and other economy-driven factors.

Quarterly and Annual Financial Performance
	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2020	2019	2020	2020	2019
Revenues	$65.5 billion	$60.9 billion	$65.1 billion	$257.1 billion	$242.2 billion
Earnings from Operations	$3.5 billion	$5.1 billion	$4.7 billion	$22.4 billion	$19.7 billion
Net Margin	3.4%	5.8%	4.9%	6.0%	5.7%

•UnitedHealth Group’s full year 2020 revenues of $257.1 billion grew $15.0 billion or 6.2% year-over-year, reflecting broad-based revenue growth across the businesses.

•Full year 2020 earnings from operations grew $2.7 billion or 13.8% year-over-year to $22.4 billion, with both UnitedHealthcare and Optum contributing to the expansion.

•The full year 2020 medical care ratio of 79.1% declined from 82.5% in 2019 primarily impacted by the return of the health insurance tax and disrupted care patterns earlier in the year, offset by the Company’s COVID-19 assistance measures and testing and treatment costs. Favorable medical reserve development was $850 million in the quarter, with $770 million related to 2020. Year-end days claims payable were 47.8 days compared to 46.8 days in the third quarter 2020 and 50.8 days at year end 2019, with the year-over-year comparison impacted by timing factors, including the Company’s voluntary acceleration of payments to assist care providers.

•The full year 2020 operating cost ratio of 16.2% increased from 14.5% in 2019 as continued operating efficiency gains were offset by the return of the health insurance tax, COVID-19 response efforts, business mix and increased investments in service, innovation and growth.

•Cash flows from operations in 2020 of $22.2 billion, or 1.4 times net income, grew 20.1% year-over-year. Fourth quarter cash flows were stronger than anticipated, partly on timing factors.

•Return on equity of 24.9% in 2020 reflected the Company’s strong overall operating performance and efficient capital structure.

UnitedHealthcare provides health care benefits globally, serving individuals and employers, and Medicare and Medicaid beneficiaries. UnitedHealthcare is dedicated to improving the value consumers receive by reducing the total cost of care, enhancing the quality of care received, improving health and wellness and simplifying the health care experience.

Quarterly and Annual Financial Performance
	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2020	2019	2020	2020	2019
Revenues	$50.3 billion	$48.2 billion	$50.4 billion	$200.9 billion	$193.8 billion
Earnings from Operations	$396 million	$2.1 billion	$2.1 billion	$12.4 billion	$10.3 billion
Operating Margin	0.8%	4.3%	4.1%	6.2%	5.3%

•UnitedHealthcare full year revenues of $200.9 billion compare to $193.8 billion last year, as growth in serving community and senior programs was partially offset by commercial enrollment declines. UnitedHealthcare community and senior program revenues grew by 8.0% in 2020, with an additional 1.2 million people served in Medicaid and Medicare Advantage, while commercial revenue growth was impacted by pandemic-related economic factors.

•Full year operating earnings were $12.4 billion compared to $10.3 billion last year, with the care pattern disruption which occurred in the second quarter offset by the Company’s efforts to help people obtain needed care, increased COVID-19 testing and care costs and rebate and customer assistance effects.

•Fourth quarter operating results reflect restoration of care patterns, the Company’s continued efforts to provide support and relief efforts to correct economic imbalances caused by the pandemic and additional reserves for rebates and related activity as calendar year assessments were concluded.

•UnitedHealthcare growth highlights for 2021 include: serving an expected up to 1.5 million more people in total, with growth in Individual and Group Medicare Advantage and Dual Special Needs Plans approaching 900,000 people; Medicaid growth with new market entries in Kentucky, Indiana, and North Carolina along with a strong proposal pipeline for both existing and new states; commercial market and specialty expansion, with newly introduced consumer-centric offerings, such as physician-led plans, expected to grow again at a strong-double digit pace.

Optum is a health services business serving the global health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using market-leading information, data analytics, technology and clinical insights, Optum helps improve overall health system performance: optimizing care quality, reducing health care costs and improving the consumer experience.

Quarterly and Annual Financial Performance
	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2020	2019	2020	2020	2019
Revenues	$35.9 billion	$29.8 billion	$34.9 billion	$136.3 billion	$113.0 billion
Earnings from Operations	$3.1 billion	$3.0 billion	$2.6 billion	$10.0 billion	$9.4 billion
Operating Margin	8.7%	10.1%	7.4%	7.4%	8.3%

•Optum full year revenues of $136.3 billion compare to $113.0 billion last year and full year operating earnings of $10.0 billion compare to $9.4 billion last year.

•OptumHealth served 98 million people at year end, compared to 96 million a year ago and revenue per consumer served increased 29% year-over-year for full year 2020 and in the fourth quarter, driven by further expansion of people served in value-based care arrangements and the increasing acuity of the care services provided.

•OptumInsight’s revenue backlog increased by nearly $1.0 billion in 2020 to $20.2 billion, driven by growth in managed services. OptumInsight and Change Healthcare (NASDAQ: CHNG) recently announced they would combine. The combination will more effectively connect and simplify core clinical, administrative and payment processes, resulting in better health outcomes and experiences for everyone, at lower cost.

•During 2020 OptumRx continued to build its growing pharmacy care services offerings, including community-based behavioral pharmacies, e-commerce services, home infusion services and specialty pharmacy. Script volume in the established pharmacy benefits management business began to approach more normal levels in the fourth quarter, rising 6 million from the third quarter and 15 million from the second quarter to 331 million.

•Optum growth expectations for 2021 include: continued expansion of value-based care arrangements, strong growth serving seniors at Optum Care through clinic-based and in-home services and expansion of ambulatory care surgery service lines; OptumRx’s ongoing expansion of multi-dose packaging, alternate site infusion services and retail pharmacy dispensing; growth in OptumInsight’s pipeline for comprehensive managed services, including revenue management, information technology, payment integrity and data analytics.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a diversified health care company dedicated to helping people live healthier lives and helping make the health system work better for everyone. UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: UnitedHealthcare, which provides health care coverage and benefits services; and Optum, which provides information and technology-enabled health services. For more information, visit UnitedHealth Group at www.unitedhealthgroup.com or follow @UnitedHealthGrp on Twitter.

Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investor Relations page of the company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be available on the same site through February 3, 2021. The conference call replay can also be accessed by dialing 1-855-859-2056, Conference ID: 5181037. This earnings release and the Form 8-K dated January 20, 2021 can also be accessed from the Investor Relations page of the Company’s website.

Non-GAAP Financial Information
This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements which are intended to take advantage of the “safe harbor” provisions of the federal securities law. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. Actual results could differ materially from those that management expects, depending on the outcome of certain factors including: risks associated with public health crises, large-scale medical emergencies and pandemics, such as the COVID-19 pandemic; our ability to effectively estimate, price for and manage medical costs; new or changes in existing health care laws or regulations, or their enforcement or application; the DOJ’s legal action relating to the risk adjustment submission matter; our ability to maintain and achieve improvement in quality scores impacting revenue; reductions in revenue or delays to cash flows received under government programs; changes in Medicare, the CMS star ratings program or the application of risk adjustment data validation audits; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; cyberattacks, other privacy/data security incidents, or our failure to comply with related regulations; risks and uncertainties associated with the pharmacy benefits management industry; competitive pressures; changes in or challenges to our public sector contract awards; our ability to contract on competitive terms with physicians, hospitals and other service providers; failure to achieve targeted operating cost productivity improvements; increases in costs and other liabilities associated with litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of strategic transactions; fluctuations in foreign currency exchange rates; downgrades in our credit ratings; our investment portfolio performance; impairment of our goodwill and intangible assets; and our ability to obtain sufficient funds from our regulated subsidiaries or from external financings to fund our obligations, maintain our debt to total capital ratio at targeted levels, maintain our quarterly dividend payment cycle, or continue repurchasing shares of our common stock. This above list is not exhaustive. We discuss these matters, and certain risks that may affect our business operations, financial condition and results of operations more fully in our filings with the SEC, including our reports on Forms 10-K, 10-Q and 8-K. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

# # #

Investors:	Brett Manderfeld	Media:	Matt Stearns
	Senior Vice President		Senior Vice President
	952-936-7216		202-276-0085

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Year Ended December 31, 2020

•Condensed Consolidated Statements of Operations
•Condensed Consolidated Balance Sheets
•Condensed Consolidated Statements of Cash Flows
•Supplemental Financial Information - Businesses
•Supplemental Financial Information - Business Metrics
•Reconciliation of Non-GAAP Financial Measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues
Premiums	$50,581	$47,625	$201,478	$189,699
Products	8,690	7,626	34,145	31,597
Services	5,751	5,217	20,016	18,973
Investment and other income	445	433	1,502	1,886
Total revenues	65,467	60,901	257,141	242,155
Operating costs
Medical costs	42,082	39,276	159,396	156,440
Operating costs	11,514	9,301	41,704	35,193
Cost of products sold	7,622	6,511	30,745	28,117
Depreciation and amortization	732	718	2,891	2,720
Total operating costs	61,950	55,806	234,736	222,470
Earnings from operations	3,517	5,095	22,405	19,685
Interest expense	(401)	(437)	(1,663)	(1,704)
Earnings before income taxes	3,116	4,658	20,742	17,981
Provision for income taxes	(764)	(990)	(4,973)	(3,742)
Net earnings	2,352	3,668	15,769	14,239
Earnings attributable to noncontrolling interests	(140)	(127)	(366)	(400)
Net earnings attributable to UnitedHealth Group common shareholders	$2,212	$3,541	$15,403	$13,839
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$2.30	$3.68	$16.03	$14.33
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$2.52	$3.90	$16.88	$15.11
Diluted weighted-average common shares outstanding	961	962	961	966
(a)See page 6 for a reconciliation of the non-GAAP measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	December 31, 2020	December 31, 2019
Assets
Cash and short-term investments	$19,781	$14,245
Accounts receivable, net	12,870	11,822
Other current assets	21,067	16,567
Total current assets	53,718	42,634
Long-term investments	41,242	37,209
Other long-term assets	102,329	94,046
Total assets	$197,289	$173,889
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	$21,872	$21,690
Short-term borrowings and current maturities of long-term debt	4,819	3,870
Other current liabilities	45,729	36,222
Total current liabilities	72,420	61,782
Long-term debt, less current maturities	38,648	36,808
Other long-term liabilities	15,682	13,137
Redeemable noncontrolling interests	2,211	1,726
Equity	68,328	60,436
Total liabilities, redeemable noncontrolling interests and equity	$197,289	$173,889

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Year Ended December 31,
	2020	2019
Operating Activities
Net earnings	$15,769	$14,239
Noncash items:
Depreciation and amortization	2,891	2,720
Deferred income taxes and other	(60)	124
Share-based compensation	679	697
Net changes in operating assets and liabilities	2,895	683
Cash flows from operating activities	22,174	18,463
Investing Activities
Purchases of investments, net of sales and maturities	(2,836)	(2,504)
Purchases of property, equipment and capitalized software	(2,051)	(2,071)
Cash paid for acquisitions, net	(7,139)	(8,343)
Other, net	(506)	219
Cash flows used for investing activities	(12,532)	(12,699)
Financing Activities
Common share repurchases	(4,250)	(5,500)
Dividends paid	(4,584)	(3,932)
Net change in short-term borrowings and long-term debt	2,586	3,994
Other, net	2,658	(187)
Cash flows used for financing activities	(3,590)	(5,625)
Effect of exchange rate changes on cash and cash equivalents	(116)	(20)
Increase in cash and cash equivalents	5,936	119
Cash and cash equivalents, beginning of period	10,985	10,866
Cash and cash equivalents, end of period	$16,921	$10,985

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESSES
(in millions, except percentages)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues
UnitedHealthcare	$50,327	$48,247	$200,875	$193,842
Optum	35,851	29,798	136,308	112,950
Eliminations	(20,711)	(17,144)	(80,042)	(64,637)
Total consolidated revenues	$65,467	$60,901	$257,141	$242,155
Earnings from Operations
UnitedHealthcare	$396	$2,075	$12,359	$10,326
Optum (a)	3,121	3,020	10,046	9,359
Total consolidated earnings from operations	$3,517	$5,095	$22,405	$19,685
Operating Margin
UnitedHealthcare	0.8%	4.3%	6.2%	5.3%
Optum	8.7%	10.1%	7.4%	8.3%
Consolidated operating margin	5.4%	8.4%	8.7%	8.1%

Revenues
UnitedHealthcare Employer & Individual	$14,548	$14,538	$55,872	$56,945
UnitedHealthcare Medicare & Retirement	22,151	20,603	90,764	83,252
UnitedHealthcare Community & State	11,691	10,752	46,487	43,790
UnitedHealthcare Global	1,937	2,354	7,752	9,855

OptumHealth	$10,978	$8,323	$39,808	$30,317
OptumInsight	2,909	2,861	10,802	10,006
OptumRx	22,489	19,094	87,498	74,288
Optum eliminations	(525)	(480)	(1,800)	(1,661)
(a)Earnings from operations for Optum for the three months and year ended December 31, 2020 included $1,046 and $3,434 for OptumHealth; $843 and $2,725 for OptumInsight; and $1,232 and $3,887 for OptumRx, respectively. Earnings from operations for Optum for the three months and year ended December 31, 2019 included $901 and $2,963 for OptumHealth; $905 and $2,494 for OptumInsight; and $1,214 and $3,902 for OptumRx, respectively.

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESS METRICS

UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	December 31, 2020	September 30, 2020	December 31, 2019
Commercial:
Risk-based	7,910	7,950	8,575
Fee-based	18,310	18,400	19,185
Total Commercial	26,220	26,350	27,760
Medicare Advantage	5,710	5,670	5,270
Medicaid	6,620	6,435	5,900
Medicare Supplement (Standardized)	4,460	4,450	4,500
Total Public and Senior	16,790	16,555	15,670
Total UnitedHealthcare - Domestic Medical	43,010	42,905	43,430
Global	5,425	5,285	5,720
Total UnitedHealthcare - Medical	48,435	48,190	49,150

Supplemental Data
Medicare Part D stand-alone	4,045	4,075	4,405

OPTUM PERFORMANCE METRICS

	December 31, 2020	September 30, 2020	December 31, 2019
OptumHealth Consumers Served (in millions)	98	98	96
OptumInsight Contract Backlog (in billions)	$20.2	$19.9	$19.3
OptumRx Quarterly Adjusted Scripts (in millions)	331	325	333

Note: UnitedHealth Group served 142 million unique individuals across all businesses at December 31, 2020.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
(in millions, except per share data)
(unaudited)
ADJUSTED NET EARNINGS PER SHARE(a)

	Three Months Ended December 31,		Year Ended December 31,		Projected Year Ended December 31,
	2020	2019	2020	2019	2021
GAAP net earnings attributable to UnitedHealth Group common shareholders	$2,212	$3,541	$15,403	$13,839	$16,050 - $16,600
Intangible amortization	279	275	1,080	1,004	~1,100
Tax effect of intangible amortization	(68)	(68)	(262)	(248)	~(275)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	$2,423	$3,748	$16,221	$14,595	$16,875 - $17,425

GAAP diluted earnings per share	$2.30	$3.68	$16.03	$14.33	$16.90 - $17.40
Intangible amortization per share	0.29	0.29	1.12	1.04	~1.15
Tax effect per share of intangible amortization	(0.07)	(0.07)	(0.27)	(0.26)	~(0.30)
Adjusted diluted earnings per share	$2.52	$3.90	$16.88	$15.11	$17.75 - $18.25

(a)Adjusted net earnings per share is a non-GAAP financial measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Adjusted net earnings per share excludes from the relevant GAAP metric, as applicable, intangible amortization and other items, if any, that do not relate to the Company's underlying business performance. Management believes that the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization. As amortization fluctuates based on the size and timing of the Company’s acquisition activity, management believes this exclusion provides a more useful comparison of the Company's underlying business performance and trends from period to period. While intangible assets contribute to the Company’s revenue generation, the intangible amortization is not directly related. Therefore, the related revenues are included in adjusted earnings per share.